UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

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EVANSTON ALTERNATIVE OPPORTUNITIES FUND
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Evanston Alternative Opportunities Fund
Please Vote Today
Every Vote Counts
Recently, we sent you proxy materials regarding the Special Meeting of Shareholders of Evanston Alternative Opportunities Fund (the “Fund”) that is scheduled for March 14, 2024. The Fund’s records indicate that we have not received your vote. We urge you to vote as soon as possible in order to allow the Fund to obtain the necessary number of votes required to hold the meeting as scheduled.
Voting is quick and will only take a few minutes of your time.
The Fund offers three easy methods for you to vote:
VOTE ONLINE	VOTE BY MAIL	VOTE BY PHONE
Visit www.proxyvote.com and enter the control number that appears on your proxy card. Follow the on-screen prompts to vote.	Return the executed proxy card in the postage-paid envelope provided so it is received before March 14, 2024.	Call the toll-free touch-tone phone number listed on your proxy card. Have your proxy card with control number available. Follow the touch-tone prompts to vote.

Your vote is important no matter the size of your investment.
Please vote promptly.